                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                      GULF STATES STEEL, INC. OF ALABAMA
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


                      GULF STATES STEEL, INC. OF ALABAMA
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                       GULF STATES STEEL, INC. OF ALABAMA

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be Held March 11, 1998



To the Stockholders of Gulf States Steel, Inc. of Alabama

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Gulf States Steel, Inc. of Alabama, an Alabama corporation (the "Company"), will be held on Wednesday, March 11, 1998 at the offices of Watermill Ventures, Ltd., 800 South Street, Suite 355, Waltham, MA at 4:30 p.m. for the following purposes:

1. To elect eight (8) members to the Board of Directors to hold office until the next annual meeting of Stockholders and until their successors are duly elected and qualified.

2. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 31, 1998.



3. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.


     The Board of Directors has fixed the close of business on January 23, 1998 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

     All Stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.



                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Dale S. Okonow
                                       Secretary

January 23, 1998

                      Gulf States Steel, Inc. of Alabama
                             174 South 26th Street
                            Gadsden, Alabama 35904
                                (205) 543-6100

                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Gulf States Steel, Inc. of Alabama (the "Company"), an Alabama corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at the offices of Watermill Ventures, Ltd., 800 South Street, Suite 355, Waltham, MA on Wednesday, March 11, 1998 at 4:30 p.m., and any adjournments thereof (the "Meeting").

     Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the eight (8) nominees for director named herein and FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending October 31, 1998. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $.01 per share ("Common Stock"), is necessary to constitute a quorum at the Meeting.

     The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to approve each proposal, including the election of directors.

     The close of business on January 23, 1998 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on January 23, 1998, the Company had 3,610,000 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

     This Proxy Statement and the accompanying proxy are being mailed on or about January 26, 1998 to all Stockholders entitled to notice of and to vote at the Meeting.

     The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1997 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

                                SHARE OWNERSHIP


     GSS Holding Corp. ("Holdings") owns 100% of the issued and outstanding shares of common stock of the Company. The following table sets forth certain information concerning the ownership of Holdings common stock as of January 16, 1998 by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of any class of Holdings common stock, (ii) each director and named executive officer of the Company and (iii) all executive officers and directors of the Company as a group. To the knowledge of the Company, each of such stockholder has sole voting and dispositive power as to the shares beneficially owned unless otherwise noted.

                                VOTING COMMON STOCK                   REDEEMABLE PREFERRED STOCK
                                -------------------     ---------------------------------------------------
                                                            SERIES A                   SERIES B
   STOCKHOLDERS              NUMBER OF SHARES  PERCENT  NUMBER OF SHARES  PERCENT  NUMBER OF SHARES PERCENT
   ------------              ----------------  -------  ----------------  -------  ---------------- -------
Gulf States Enterprises,
 L.L.C.(1)...................     552,843        58.2             0            0      1,200,000      100.0
 c/o Watermill Ventures
 800 South Street
 Waltham, MA 02154
Steven E. Karol(2)...........     552,843        58.2             0            0      1,200,000      100.0
 c/o Watermill Ventures
 800 South Street
 Waltham, MA 02154
William S. Karol(3)..........     552,843        58.2             0            0      1,200,000      100.0
 c/o Watermill Ventures
 800 South Street
 Waltham, MA 02154
Dale S. Okonow(4)............     552,843        58.2             0            0      1,200,000      100.0
 c/o Watermill Ventures
 800 South Street
 Waltham, MA 02154
GSS Acquisition Limited
  Partnership................     513,000        54.0             0            0      1,200,000      100.0
 c/o Watermill Ventures
 800 South Street
 Waltham, MA 02154
Entities managed by
 HarbourVest
 Partners, LLC (5)...........     302,157        31.8       800,000        100.0              0          0
 One Financial Center, 44th
  Floor
 Boston, MA 02111
Robert M. Wadsworth(6).......     302,157        31.8       800,000        100.0              0          0
 One Financial Center, 44th
  Floor
 Boston, MA 02111
Capital Resource Lenders II,
 L.P (7).....................     95,000         10.0             0            0              0          0
 175 Portland Street, Suite
  300
 Boston, MA 02114
Alexander S. McGrath(7)......     95,000         10.0             0            0              0          0
 175 Portland Street, Suite 300
 Boston, MA  02114
John D. Lefler(8)............          0         10.0             0            0              0          0
Jack R. Collins(9)...........          0            0             0            0              0          0
James S. Henderson, Jr.(10)..          0            0             0            0              0          0
Peter P. Pincura(11).........          0            0             0            0              0          0
John W. Duncan(12)...........          0            0             0            0              0          0
Maxwell T. Burford(13).......          0            0             0            0              0          0
Robert W. Ackerman(14).......          0            0             0            0              0          0
Howard H. Stevenson(15)......          0            0             0            0              0          0
All officers and directors
 as a group
 [13 people](16).............     950,000       100.0      800,000         100.0      1,200,000     100.0
-------------------

(1) Includes 513,000 shares of Holdings Common Stock and 1,200,000 shares of Holdings Series B Redeemable Preferred Stoc 100.0 800,000 100.0 1,200,000 100.00 k beneficially owned by GSS Acquisition Limited Partnership ("GSSALP"), a Delaware limited partnership formed by Watermill in connection with the Acquisition. Gulf States Enterprises, L.L.C., a Delaware limited liability company ("Enterprises"), is the general partner of GSSALP.
(2) Includes 513,000 shares of Holdings Common Stock and 1,200,000 shares of Holding Series B Redeemable Preferred Stock owned by GSSALP and 39,843 shares of Holdings Common Stock owned by Enterprises. The SEK Limited Partnership (the "SEKLP") is a managing member of Enterprises. Steven E. Karol and his wife are the trustees of the Steven E. Karol Revocable Trust, which entity is the 10% general partner of SEKLP. The Steven E.
        Karol 1995 Family Trust is the 90% limited partner of SEKLP. SEKLP is also a managing member of GSS Investors, L.L.C., which is a 45.6% limited partner of GSSALP. As a limited partner of GSSALP, GSS Investors, L.L.C. has no voting or investment power over the shares of Holdings' capital stock owned by GSSALP. Mr. Karol disclaims beneficial ownership of the shares owned by GSSALP and Enterprises except to the extent of his membership interests in Enterprises and GSS Investors, L.L.C.
(3) Includes 513,000 shares of Holdings Common Stock and 1,200,000 shares of Holdings Series B Redeemable Preferred Stock owned by GSSALP and 39,843 shares of Holdings Common Stock owned by Enterprises. WK-KODA Limited Partnership ("WK-KODA"), of which KODA Enterprises Group, Inc. ("KODA") is the general partner and a 90% limited partner, is a managing member of Enterprises. William S. Karol is a stockholder and director of KODA and a direct and indirect limited partner of WK-KODA. KODA is also a managing member of GSS Investors, L.L.C. Mr. Karol disclaims beneficial ownership of the shares owned by GSSALP and Enterprises except to the extent of his membership interests in Enterprises and GSS Investors, L.L.C. See footnote (2) above.
(4) Includes 513,000 shares of Holdings Common Stock and 1,200,000 shares of Holdings Series B Redeemable Preferred Stock owned by GSSALP and 39,843 shares of Holdings Common Stock owned by Enterprises. Dale S. Okonow is a managing member of Enterprises. The DSO Family Trust is also a managing member of Enterprises. Dale S. Okonow, together with his wife, is a managing member, and the DSO Family Trust is a managing member, of GSS Investors, L.L.C. Mr. Okonow disclaims beneficial ownership of the shares owned by GSSALP and Enterprises except to the extent of his membership interests in Enterprises and GSS Investors, L.L.C. See footnote (2) above.
(5) Includes 287,049 shares of Holdings Common Stock and 760,000 shares of Holdings Series A Redeemable Preferred Stock owned by Hancock Venture Partners IV - Direct Fund L.P. ("HVP IV") and 15,108 shares of Holdings Common Stock and 40,000 shares of Holdings Series A Redeemable Preferred Stock owned by Falcon Ventures II L.P. ("Falcon"). The general partner of HVP IV is Back Bay Partners XII L.P. ("Back Bay XII"), the general partner of which is HarbourVest Partners, LLC. ("HVP"). The general partner of Falcon is Back Bay Partners XIII, L.P. ("Back Bay XIII"), the general partner of which is also HVP.
(6) Includes 287,049 shares of Holdings Common Stock and 760,000 shares of Holdings Series A Redeemable Preferred Stock owned by HVP IV and 15,108 shares of Holdings Common Stock and 40,000 shares of Holdings Series A Redeemable Preferred Stock owned by Falcon. Robert M. Wadsworth is a general partner of Back Bay XII and Back Bay XIII and an officer of HVP. Mr. Wadsworth disclaims beneficial ownership of the shares of capital stock of Holdings owned by each of HVP IV and Falcon, except to the extent of his interest as a general partner of Back Bay XII and Back Bay XIII, the general partners of the foregoing, respectively. See footnote
        (5).
(7) Includes 95,000 shares of Holdings Common Stock owned by Capital Resource Lenders II, L.P. ("CRL"). Alexander S. McGrath is a partner and officer of CRL. Mr. McGrath disclaims beneficial ownership of the shares of capital stock owned by CRL, except to the extent of his interest as a partner of CRL.
(8) John D. Lefler is a managing member of GSS Management, L.L.C. which is an 8.3% limited partner of GSSALP. As a limited partner of GSSALP, GSS Management, L.L.C. has no voting or investment power over the shares of Holdings' capital stock owned by GSSALP.
(9) Jack R. Collins is a managing member of GSS Management, L.L.C. See footnote (8).
(10) James S. Henderson, Jr. is a managing member of GSS Management, L.L.C. See footnote (8).
(11) Peter P. Pincura is a managing member of GSS Management, L.L.C. See footnote (8).
(12) John W. Duncan is a managing member of GSS Management, L.L.C. See footnote (8).
(13) Maxwell T Burford is a managing member of GSS Management, L.L.C. See footnote (8).
(14) Robert W. Ackerman is a managing member of GSS Investors, L.L.C. See footnote (2).
(15) The Stevenson Family Investment Limited Partnership is a managing member of GSS Investors, L.L.C. See footnote (2) .
(16) Includes 513,000 shares of Holdings Common Stock owned by GSSALP, 39,843 shares owned by Enterprises, 287,049 owned by HVP IV and 15,018 owned by Falcon. Also includes 760,000 shares of Series A Redeemable Preferred Stock owned by HVP IV, 40,000 shares of Series A Redeemable Preferred Stock owned by Falcon and 1,200,000 shares of Series B Redeemable Preferred Stock owned by GSSALP. See footnotes (1), (2), (3), (4), (5), and (6).

                                 MANAGEMENT

DIRECTORS

     The Company's By-Laws provides for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's By-Laws, the number of directors is fixed from time to time by the stockholders at their annual meetings or at any special meeting called for that purpose, and directors serve in office until the next annual meeting of Stockholders and until their successors have been duly elected and qualified.

     The number of Directors of the Company is currently fixed at ten members. There are two vacancies on the Board of Directors. Messrs. John D. Lefler, Robert W. Ackerman, Dale S. Okonow, Steven E. Karol, William S. Karol, Howard H. Stevenson, Robert M. Wadsworth, and Alexander S. McGrath, are nominated for election at the Meeting to serve until the next annual meeting of Stockholders and until their respective successors have been duly elected and qualified.

     The names of the Company's current directors and certain information about them are set forth below:

NAME                      AGE                POSITION
----                      ---                --------
John D. Lefler........     52  President and Chief Executive Officer, Director
Robert W. Ackerman....     59  Director
Dale S. Okonow........     41  Vice President, Secretary and Director
Steven E. Karol.......     43  Chairman of the Board, Director
William S. Karol......     41  Vice President and Director
Howard H. Stevenson...     56  Director
Robert M. Wadsworth...     37  Director
Alexander S. McGrath..     36  Director


     John D. Lefler. Mr. Lefler has over 28 years of experience in the steel industry and has been at the Company for more than 9 years. He has served as
the President and Chief Executive Officer of the Company since May 1993.   From
November 1992 through April 1993, he was Executive Vice President and General Manager-Sheet Products of the Company, and from November 1986 to November 1992, Mr. Lefler served as Vice President-Manufacturing of the Company. Prior to joining the Company in 1986, Mr. Lefler worked at USX for more than 18 years serving in various management positions, including as Plant Manager-USX Gary West Plant from 1984 to 1986. Mr. Lefler also serves as a Director of First Alabama Bank and Sheffield Steel Corporation.

     Robert W. Ackerman. Mr. Ackerman has been the President and Chief Executive Officer and a Director of Sheffield Steel Corporation since 1992.
From 1988 to 1992, Mr. Ackerman was the President and Chief Executive Officer of Lincoln Pulp & Paper Co., Inc. From 1986 to 1988 Mr. Ackerman taught in the Advanced Management Program at the Harvard University Graduate School of Business Administration. Previously, Mr. Ackerman was President and Chief Operating Officer of Premoid Corporation (a specialty paper manufacturer later sold to James River Corporation) from 1978 to 1986, and Vice President-Finance of Lincoln Pulp & Paper Co., Inc. from 1974 to 1978. Mr. Ackerman serves as a Director of The Baupost Fund and Atlantic Investment Advisors, Inc. (a subsidiary of Hambrecht & Quist).

     Dale S. Okonow. Mr. Okonow has been a managing director of Watermill Ventures, Ltd. since its inception. Mr. Okonow served as Vice President and General Counsel of HMK, the parent company of Sheffield, from 1988 to 1990 and has been a Senior Vice President and Chief Financial Officer of HMK since 1990. He has served as Vice President-Finance and Secretary of Sheffield since 1988 and as a Director of Sheffield since 1990. Mr. Okonow has served as Executive Vice President, Secretary and Director of Spectrum Enterprises Partners, L.L.C. and Spectrum Management Company, Inc. since 1994, and as Vice President and Secretary of Risk Management Solutions, Inc. since 1993. Prior to 1988, Mr. Okonow was an associate with the law firm of Proskauer Rose Goetz & Mendelsohn in New York City.

     Steven E. Karol. Mr. Karol has been a managing director of Watermill Ventures, Ltd. since its inception. He has served as a Director of Sheffield since 1981 and Chairman of its Board of Directors since 1983. Mr. Karol is also President and Chief Executive Officer and Chairman of the Board of HMK. Mr. Karol is the brother of William S. Karol.

     William S. Karol. Mr. Karol has been managing director of Watermill Ventures, Ltd. since its inception. Mr. Karol has also served as the President and Chief Executive Officer of KODA Enterprises Group, Inc. since 1989. Mr. Karol is the brother of Steven E. Karol.

     Howard H. Stevenson. Dr. Stevenson has been a director of Sheffield since 1993. Since 1982, Dr. Stevenson has been Sarofim-Rock Professor of Business Administration at the Harvard University Graduate School of Business Administration. He was also a Senior Associate Dean and Director of Financial and Information Systems for Harvard Business School from 1991 to 1994. Dr. Stevenson has served as Treasurer and Vice Chairman of The Baupost Group since 1982 and as Chairman of The Baupost Fund since 1993. Dr. Stevenson also sits on the boards of Camp Dresser & McKee, Landmark Communications, Terry Hinge and Hardware, African Communications Group, and is a General Partner of Claflin Capital VII.

     Robert M. Wadsworth. Mr. Wadsworth is a General Partner of several funds managed by HarbourVest Partners, LLC, a position he has held since December 1988. He joined Hancock Venture Partners, the predecessor of HarbourVest Partners, LLC, in July 1986. From September 1982 to September 1984, Mr. Wadsworth was an associate at Booz, Allen and Hamilton, Inc. He is currently a Director of several private companies as well as Concord Communications, Inc.

     Alexander S. McGrath. Mr. McGrath is a Partner of Capital Resource Partners, a private capital partnership investing mezzanine debt in private middle market companies. Mr. McGrath joined Capital Resource Partners in 1988 and is a director of Cirrus Technologies, Inc., Phoenix Distributors, Inc., Rite Industries, Inc. and Small Business Loan Services, Inc.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has an Audit Committee comprised of Dale S. Okonow, Chairman, Robert W. Ackerman and Jack R. Collins (Senior Vice President and Chief Operating Officer of the Company). The Committee was formed in November 1995 and during 1997 held two meetings with Ernst & Young LLP, the Company's independent auditors, in attendance.

     The Board established the Audit Committee to review, in consultation with the Company's independent auditors, the Company's financial statements, public filings with the Securities and Exchange Commission, accounting systems, policies and procedures, and system of internal controls. The Audit Committee also will recommend to the Board the engagement of the Company's independent auditors and review other matters relating to the relationship of the Company with its auditors.


COMPENSATION OF DIRECTORS


     Dr. Stevenson and Mr. Ackerman are entitled to receive an annual retainer of $8,000, payable quarterly, and a meeting fee of $3,000 for each meeting of the Board of Directors attended. The Company reimburses ordinary and necessary out-of-pocket expenses incurred by any Director in connection with his or her services. In addition, Directors of the Company are eligible to receive non-qualified stock options under the Holdings' 1995 Employee, Director and Consultant Stock Option Plan. Mr. Lefler has been granted an option to purchase 12,000 shares of the common stock of Holdings at an exercise price of $.01 per share, which option expires in 2006. No other Director has been granted any stock options for services as a Director of the Company.

Executive Officers

     The names of, and certain information regarding, executive officers of the Company who are not also directors, are set forth below. The executive officers serve at the pleasure of the Board of Directors.


Name                            Age                   Position
----                            ---                   --------
Jack R. Collins............      65     Senior Vice President, Chief Operating Officer and Treasurer
John W. Duncan.............      51     Vice President and General Manager - Flat Rolled Products
Maxwell T. Burford.........      55     Vice President - Human Resources
James S. Henderson, Jr.....      55     Vice President - Sales
Joe P. Magee...............      55     Vice President and General Manager - Steelmaking
Peter P. Pincura, Jr.......      61     Vice President - Technology and Services
Hugh D. Bennett............      50     Vice President  Finance, Chief Financial Officer
William J. Bosley..........      49     Vice President  Business Processes and Administration

     Jack R. Collins. Mr. Collins has over 40 years of experience in the steel industry. He has served as Vice President and Chief Financial Officer of the Company since 1986, and as Senior Vice President and Chief Financial Officer from May 1993 through August 1997 and as Chief Operating Officer from September 1997. From 1976 to 1985, he served as District Controller of the plant and held various other management positions at the plant from 1957 to 1976.

     John W. Duncan. Mr. Duncan has over 25 years of experience in the steel industry, all of which has been with the Company or the mill's previous owners. He was appointed Vice President and General Manager - Flat Rolled Products in November 1996. He served as Vice President and General Manager - Plate Products from November 1992 to November 1996. From November 1991 to November 1992, he was Director of Personnel of the Company. From April 1986 to November 1991, Mr. Duncan served as Superintendent of the Company's cold strip mill.

     Maxwell T. Burford. Mr. Burford has over 30 years of experience in Industrial Relations, all of which has been with the Company or the mill's previous owners. He was appointed Vice President - Human Resources in October, 1996. Previously, Mr. Burford had served in several positions of increasing responsibility, most recently as Manager of Labor Relations from 1986 to 1996.

     James S. Henderson, Jr. Mr. Henderson has over 31 years of experience in sales, marketing and operational management for steel-making and steel processing companies. He has served as Vice President - Sales of the Company since October 1992. From June 1984 through July 1992, he was Executive Vice President of Consolidated Systems, Inc., a steel producer in Columbia, South Carolina. Prior to that time, he worked for approximately 20 years at USX in various sales and marketing capacities.

     Joe P. Magee. Mr. Magee has over 31 years of experience at the mill. He has served as Vice President and General Manager - Steelmaking of the Company since October 1992. From January 1986 to October 1992, he was the plant's Melt Shop Superintendent. Prior to that time, he held various operating and management positions at the plant during its ownership by LTV and Republic.

     Peter P. Pincura. Mr. Pincura has over 31 years of experience in steel-making operations. He has served as Vice President - Technology and Services of the Company since May 1993. From November 1992 through April 1993, he was Manager - Engineering of the Company. From April 1989 to November 1992, Mr. Pincura served as Vice President - Technical Services of the Company. He served as the Company's Director of Technology from October 1987 through March 1989. From 1986 to 1987, Mr. Pincura served as Chief Engineer at North Star Steel in Monroe, Michigan, and held various management positions at USX from 1958 to 1980.

     Hugh D. Bennett. Mr. Bennett has over 28 years experience in accounting and finance with various manufacturing companies. He most recently served as Vice President-Finance, Chief Financial Officer and member of the Board of Directors with Image Industries, Inc., in Rome Georgia. Prior to that, he was Controller for H.C. Brill Company, Inc. in Atlanta, Georgia from 1984 until 1990. From 1981 until 1984, he was Financial Manager with Southeast Recycling, Inc. in Atlanta, Georgia and from 1970 until 1981 held various positions with ITT Rayonier, Inc.

     William J. Bosley. Mr. Bosley has over 25 years experience in various operations, materials management and information systems positions and has spent over 20 years in the steel industry. He has served as Vice President-Business Processes and Administration of the Company since May 1997. From November 1995 to May 1997 he was Coil Metallurgist and later Manager of Coil Products at Avesta Sheffield East, Baltimore Maryland. From October 1991 to February 1995 he was Lead Systems Analyst then Materials Manager of the McCormick Ingredients Division of McCormick & Co. Inc., Hunt Valley, Maryland. From 1981 to 1991 he was Supervisor of Production Planning and later Manager of Manufacturing Information Systems at ARMCO Steel Corporation's Baltimore Works. From 1972 to 1981 he served in various operations supervision and metallurgical positions at Eastern Stainless Steel Co., Baltimore, Maryland.


                                 EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION


  The following table sets forth, for the fiscal year ended October 31, 1997, individual compensation information for the Chief Executive Officer of the Company, and each of the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal 1996 (the "named executive officers").

                                                           ANNUAL COMPENSATION
                                                   -------------------------------------
                                            FISCAL                    OTHER ANNUAL   ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR   SALARY   BONUS    COMPENSATION  COMPENSATION
---------------------------                 ------ --------  -----    ------------  ------------
John D. Lefler                               1997  $290,000  $25,828  $       --    15,347(c)
  President and Chief Executive Officer      1996   270,000       --   243,056(a)   12,150(c)
                                             1995   175,110    6,750    95,000(b)    9,620(c)

Jack R. Collins                              1997   166,533   15,546    11,197(h)   21,103(d)
  Senior Vice President and                  1996   148,203   15,000    17,299(h)    9,666(d)
   Chief Operating Officer                   1995   141,829   28,479    69,708(h)    9,471(d)

James S. Henderson, Jr.                      1997   145,224   13,624    10,024(h)   11,107(e)
  Vice President--Sales                      1996   130,811       --    13,375(h)    6,701(e)
                                             1995   125,616    3,185    60,728(h)    6,522(e)

Peter P. Pincura                             1997   142,713   13,455     9,817(h)    9,885(f)
   Vice President--                          1996   128,507       --    17,494(h)    7,332(f)
   Technology and Services                   1995   122,947    3,128    64,568(h)    7,154(f)

John W. Duncan                               1997   150,058   13,928     8,886(h)   10,457(g)
  Vice President--Flat Rolled Products       1996   103,292    8,475    13,814(h)    4,703(g)
                                             1995    97,034    2,461    55,525(h)    4,551(g)

(a) Represents amounts received by Mr. Lefler under a "special profit sharing" agreement whereby Mr. Lefler received a contractual percentage of the Company's October 31, 1995 pre-tax profits. This amount includes $149,460 of bonus payments relating to pre-tax profits earned by the previous owners. No amounts will be due under this agreement based on the fiscal 1996 financial results.
(b) Represents amounts received by Mr. Lefler as consulting fees, in lieu of salary, pursuant to a consulting agreement between Mr. Lefler and the Brenlin Corporation.
(c) Consists of the Company's matching contribution to its 401(k) plan in the amount of $11,600, $10,800 and $8,270, insurance premiums paid by the Company with respect to term life insurance for the benefit of the named executive officer in the amount of $3,747, $1,350 and $1,350, for the years 1997, 1996 and 1995 respectively.
(d) Consists of the Company's matching contribution to its 401(k) plan in the amount of $6,661, $5,714 and $5,519, insurance premiums paid by the Company with respect to term life insurance for the benefit of the named executive officer in the amount of $8,845, $3,952 and $3,952, for the years 1997, 1996 and 1995 respectively and the Company paid $5,596 for 80 hours vacation for 1997.
(e) Consists of the Company's matching contribution to its 401(k) plan in the amount of $5,809, $5,232 and $5,053, insurance premiums paid by the Company with respect to term life insurance for the benefit of the named executive officer in the amount of $2,736, $1,469 and $1,469, for the years 1997, 1996 and 1995 respectively and the Company paid $2,562 for 40 hours vacation for 1997.
(f) Consists of the Company's matching contribution to its 401(k) plan in the amount of $5,708, $5,140 and $4,962 in 1997, 1996 and 1995, respectively, insurance premiums paid by the Company with respect to term life insurance for the benefit of the named executive officer in the amount of $4,177, $2,192 and $2,192 in 1997, 1996, and 1995 respectively.
(g) Consists of the Company's matching contribution to its 401(k) plan in the amount of $6,002, $4,056 and $3,904, insurance premiums paid by the Company with respect to term life insurance for the benefit of the named executive officer in the amount of $1,547, $647 and $647 for the years 1997, 1996 and 1995 respectively and the Company paid $2,908 for 40 hours vacation in 1997 .
(h) Amounts paid to these executive officers under the provisions of the Company's profit sharing and gain sharing plans.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-ENDING VALUES

     During the fiscal year ended October 31, 1997 none of the named executive officers exercised stock options. The following table provides information regarding the number of exercisable stock options as of October 31, 1997 and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Company's Common Stock.


                           Number of Securities Underlying              Value of the Unexercised in-the-Money
                        Unexercised Options at Fiscal Year End                Options at Fiscal Year End
                        --------------------------------------        -----------------------------------------
Name                      Exercisable           Unexercisable         Exercisable (1) (2)  Unexercisable (1) (2)
----                      -----------           -------------         -------------------  ---------------------
John D. Lefler               4,800                  7,200                       -                     -
Jack R. Collins              2,000                  3,000                       -                     -
James S. Henderson           1,600                  2,400                       -                     -
Peter P. Pincura             1,600                  2,400                       -                     -
John W. Duncan               1,600                  2,400                       -                     -


(1) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Company's Common Stock of $0.00 as determined by the performance-based pricing formula prescribed in the stock option agreements entered into pursuant to the Holdings Stock Option Plan (as defined below).
(2) The exercise price of exercisable and unexercisable options was higher than the fair market value and thus none of such options were "in-the-money" as of such date

PROFIT-SHARING PLAN

     In connection with its collective bargaining agreement with the USWA, the Company has established a profit-sharing plan for its salaried employees whereby the Company contributes 9.75% of income before taxes, extraordinary items and certain other defined adjustments. Profit sharing payments were not made in fiscal 1991, 1992, 1993 or 1997, which were loss years, and were not required in fiscal 1994 under the collective bargaining agreement. Profit sharing obligations resumed on November 1, 1994 and, for the fiscal years ended October 31, 1995 and 1996 aggregated approximately $4,836,000 and $76,012, respectively, for its salaried employees.

1995 HOLDINGS STOCK OPTION PLAN

     Holdings' Board of Directors adopted the Holdings' 1995 Employee, Director and Consultant Stock Option Plan (the "Holdings Stock Option Plan"). The Holdings Stock Option Plan provides for the grant of incentive stock options to key employees of Holdings and its subsidiaries (including the Company) and non-qualified stock options to key employees, directors and consultants of Holdings and its subsidiaries (including the Company). All of Holdings' Non-voting Common Stock, par value $.01 per share, representing 5% of the Common Stock of Holdings on a fully diluted basis, has been reserved for issuance under the Holdings Stock Option Plan upon the exercise of options. As of October 31, 1997, options to purchase an aggregate of 38,600 shares had been granted to senior management of the Company. The Holdings Stock Option Plan will be administered by the Board of Directors of Holdings.

     Options granted pursuant to the Holdings Stock Option Plan become immediately exercisable upon the occurrence of a Change in Control. The purchase price for shares as to which an option is exercised may be payable, among other things, by delivery of a personal, interest bearing recourse note. At the election of an employee, the Company is required to repurchase, in any fiscal year, up to 20% of the options granted to such employee (or 20% of the shares acquired pursuant to the exercise of options), up to an aggregate of 60% of the options and or the shares.

EMPLOYMENT CONTRACT

     In connection with the Acquisition, the Company assumed the employment obligations of Jack R. Collins, then Senior Vice President and Chief Financial Officer. This Agreement was amended on September 24, 1997 and Mr. Collins was appointed Senior Vice President and Chief Operating Officer. This contract provides for, among other things, base compensation, bonus, profit sharing, gain sharing payments and contract work upon Mr. Collins' retirement. Mr. Collins' base compensation is $186,000. This agreement expires on December 31, 1999 or fifteen months from Mr. Collins' retirement from full-time employment, whichever comes first.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANAGEMENT AGREEMENTS

     Spectrum Management Agreement. In connection with the acquisition by the Company of substantially all of the assets of the predecessor Gulf States Steel, Inc. of Alabama (the "Acquisition"), the Company entered into a Management Consulting Services Agreement (the "Spectrum Management Agreement") with Spectrum Management Company, Inc. ("Spectrum"), an affiliate of Watermill and the Company. Pursuant to the Spectrum Management Agreement, Spectrum provides management and business consulting services to the Company and its subsidiaries including, without limitation, establishment and supervision of relationships with principal financial institutions; coordination of the audit and outside financial reporting process; development and coordination of a strategic planning process; oversight of the annual business planning cycle including review and approval; federal and state tax planning and compliance; corporate development services and limited legal services including contract administration. The Company expects that Spectrum will have direct involvement and responsibility for such matters on a daily basis.

     As compensation for the management and business consulting services provided to it by Spectrum, the Company is obligated to pay to Spectrum an annual fee of $1 million, payable monthly. In addition to the foregoing compensation, the Company is obligated to reimburse Spectrum for the cost of all travel and related expenses incurred by Spectrum in performing its services under the Spectrum Management Agreement. In the event that Holdings has insufficient funds to pay any accrued and unpaid interest on the Holdings Notes which such payment becomes due, Spectrum will pay such amount from moneys received as management fee payments under the Spectrum Management Agreement, pro rata with HarbourVest Partners, LLC from moneys received as management fee payments under the HarbourVest Management Agreement (as defined). Although the Company believes the terms of the Spectrum Management Agreement are favorable, there can be no assurance that they are as favorable as the Company might have obtained from unaffiliated parties.

     HarbourVest Management Agreement. In connection with the Acquisition, the Company entered into a Management Consulting Services Agreement (the "HarbourVest Management Agreement") with HarbourVest Partners, LLC an affiliate of the Company. Pursuant to the HarbourVest Management Agreement, HarbourVest Partners, LLC provides certain management and business consulting services to the Company and its subsidiaries in the areas of finance, marketing and corporate development. The Company expects to utilize HarbourVest's services with respect to specific issues on a case by case basis and not on a daily basis.

     As compensation for the management and business consulting services provided to it by HarbourVest Partners LLC, the Company is obligated to pay HarbourVest Partners, LLC an annual fee of $250,000, payable monthly. In addition to the foregoing compensation, the Company is obligated to reimburse HarbourVest Partners for the cost of all travel and related expenses incurred by HarbourVest Partners, LLC in performing its services under the HarbourVest Management Agreement. In the event that Holdings has insufficient funds to pay any accrued and unpaid interest on the Holdings Notes when such payment becomes due, HarbourVest Partners, LLC will pay such amount from moneys received as management fee payments under the HarbourVest Management Agreement, pro rata with Spectrum. Although the Company believes the terms of the HarbourVest Management Agreement are favorable, there can be no assurance that they are as favorable as the Company might have obtained from unaffiliated parties.

RISK MANAGEMENT SOLUTIONS, INC. INSURANCE SERVICES AGREEMENT

     In connection with the Acquisition, the Company entered into an Insurance Services Agreement (the "Insurance Agreement") with Risk Management Solutions, Inc. ("Risk Management"), an affiliate of Watermill and the Company, setting forth the insurance services that Risk Management will provide to the Company and each of its subsidiaries. The Insurance Agreement is terminable by either party thereto upon 180 days' prior written notice to the other party. Pursuant to the Insurance Agreement, Risk Management provides insurance services to the Company and its subsidiaries, including, without limitation: procuring and maintaining property and casualty insurance coverage; maintaining accounting records for all administered insurance programs; reviewing and recommending alternative financing methods for insurance coverages; identifying and evaluating risk exposures; reviewing claims and expenses; budgeting for insurance expenses; and preparing and filing proof of loss statements for insured claims. As compensation for the insurance services provided to the Company and its subsidiaries, the Company is obligated to pay to Risk Management a fee equal to 15% of the total annual cost of the Company's insurance program, payable monthly. In addition to the foregoing compensation, the Company is obligated to reimburse Risk Management for the cost of all travel, entertainment, telephone, and other expenses incurred by Risk Management in performing its services under the Insurance Agreement. Although the Company believes the terms of the Insurance Agreement are favorable, there can be no assurance that they are as favorable as the Company might have obtained from unaffiliated parties.

INDEBTEDNESS OF MANAGEMENT

     In connection with the Acquisition, GSS Management LLC purchased a 6.67% limited partnership interest in GSS Acquisition for $1,000,000. GSS Management LLC financed its purchase from funds raised from its members (the "LLC Members") which include, among others, John D. Lefler (who invested an amount of $400,000) and Jack R. Collins (who invested an amount of $100,000), both of whom are executive officers of the Company. To finance their investment in GSS Management LLC, the LLC Members borrowed an aggregate of $750,000 from the Company on or prior to the closing of the Acquisition, such indebtedness being evidenced by a promissory note of each LLC Member bearing interest at a rate of 6.5% per annum, and becoming due on April 15, 2015 or on such earlier date upon the occurrence of certain events as stated in each such promissory note, including upon termination of employment for cause. Interest accrued on these Notes approximated $140,000 at October 31, 1997. To secure the indebtedness evidenced by the promissory note, the LLC Members have pledged their interest in GSS Management LLC to the Company.

TAX SHARING AGREEMENT

     Holdings is the common parent of an "affiliated group" of corporations (as defined in the Internal Revenue Code of 1986, as amended (the "Code")), which includes the Company and its subsidiary. Pursuant to an Income Tax Expense Allocation Policy and Tax Sharing Agreement among Holdings and the Company and Alabama Structural Beam Acquisition Corp., its subsidiary (the "Tax Sharing Agreement"), the determination/allocation of income tax expense (current and deferred) among members of the affiliated group or subgroup shall, for purposes of the separate financial statements of the affiliated group or subgroup (or any member of the affiliated group or subgroup), be determined on a separate company basis as if the member computed its tax expense on a separate basis and, since the affiliated group has adopted the provisions of SFAS 109, (i) deferred taxes are allocated/recognized on a separate company basis for all affiliated group members that have temporary differences at the end of the relevant period, (ii) income tax expense (current and deferred) is allocated/recognized on a separate company basis for all affiliated group members irrespective of the fact that the affiliated group has no current or deferred tax expense and (iii) the determination/allocation of current and deferred income tax expense on a separate company basis is determined based on the principles of SFAS 109.

     Pursuant to the Tax Sharing Agreement, the affiliated group has elected to allocate the consolidated federal income tax liability of the affiliated group among the group's members such that each member will pay to Holdings the amount of its separately computed current tax expense as determined on a separate company basis, and the payment of such current tax expense will be determined irrespective of the fact that the affiliated group has no current tax expense, but after such income tax expense (current and deferred) has been allocated/recognized on a separate company basis for all affiliated group members irrespective of the fact that the affiliated group has no current or deferred tax expense.

                             ELECTION OF DIRECTORS

                                (NOTICE ITEM 1)

     Under the Company's By-Laws, the number of directors is fixed from time to time by the stockholders at their annual meeting, or at any special meeting called for that purpose, and directors serve in office until the next annual meeting of Stockholders and until their successors have been elected and qualified.

     The number of Directors of the Company is currently fixed at ten members. There are two vacancies on the Board of Directors. Messrs. John D. Lefler, Robert W. Ackerman, Dale S. Okonow, Steven E. Karol, William S. Karol, Howard H. Stevenson, Robert M. Wadsworth, and Alexander S. McGrath, are nominated for election at the Meeting to serve until the next annual meeting of Stockholders and until their respective successors have been duly elected and qualified.

     Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

     A plurality of the votes cast by the shares entitled to vote in the Meeting at which a quorum is present when the vote is taken is required to elect each nominee as a director.

     THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF JOHN D. LEFLER, ROBERT W. ACKERMAN, DALE S. OKONOW, STEVEN E. KAROL, WILLIAM S. KAROL, HOWARD H. STEVENSON, ROBERT M. WADSWORTH, AND ALEXANDER S. MCGRATH, AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.


                              INDEPENDENT AUDITORS

                                 (NOTICE ITEM 2)

     The Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending October 31, 1998. The Board proposes that the Stockholders ratify this appointment. Ernst & Young LLP audited the Company's consolidated financial statements for the fiscal year ended October 31, 1997. The Company expects that representatives of Ernst & Young LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     In the event that ratification of the appointment of Ernst & Young LLP as the independent auditors for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

     The affirmative vote of a majority of the shares represented at the Meeting at which a quorum is present and entitled to vote is required to ratify the appointment of the independent public accountants.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 OTHER MATTERS

                                 (NOTICE ITEM 3)

     The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.


                             STOCKHOLDER PROPOSALS

     To be considered for presentation at the next Annual Meeting of Stockholders to be held in 1999, Stockholder proposals must be received, marked for the attention of: Dale S. Okonow, Secretary, Gulf States Steel, Inc. of Alabama, 174 South 26th Street, Gadsden, Alabama 35904, not later than November 10, 1998, subject to the provisions of rule 14a-8 under the Securities and Exchange Act of 1934.


     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.


                                  By order of the Board of Directors:



                                  Dale S. Okonow
                                  Secretary



January 23, 1998

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 1997 (OTHER THAN EXHIBITS THERETO) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH PROVIDES ADDITIONAL INFORMATION ABOUT THE COMPANY, IS AVAILABLE TO BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK WITHOUT CHARGE UPON WRITTEN REQUEST TO DALE S. OKONOW, VICE PRESIDENT AND SECRETARY OF GULF STATES STEEL, INC. OF ALABAMA, 174 SOUTH 26TH STREET, GADSDEN, ALABAMA 35904.

                      GULF STATES STEEL, INC. OF ALABAMA
                             174 SOUTH 26TH STREET
                            GADSDEN, ALABAMA  35904

     THIS PROXY IS BEING SOLICITED BY GULF STATES STEEL, INC. OF ALABAMA'S
                              BOARD OF DIRECTORS

THE UNDERSIGNED, REVOKING ANY PREVIOUS PROXIES RELATING TO THESE SHARES, HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT DATED JANUARY 23, 1998 IN CONNECTION WITH THE ANNUAL MEETING TO BE HELD AT 4:30 P.M. ON WEDNESDAY, MARCH 11, 1998 AT THE OFFICES OF WATERMILL VENTURES, LTD., 800 SOUTH STREET, SUITE 355, WALTHAM, MA AND HEREBY APPOINTS DALE S. OKONOW AND STEVEN E. KAROL, AND EACH OF THEM (WITH FULL POWER TO ACT ALONE), THE ATTORNEYS AND PROXIES OF THE UNDERSIGNED, WITH POWER OF SUBSTITUTION TO EACH, TO VOTE ALL SHARES OF THE COMMON STOCK OF GULF STATES STEEL, INC. OF ALABAMA REGISTERED IN THE NAME PROVIDED HEREIN WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS, AND AT ANY ADJOURNMENTS THEREOF, WITH ALL THE POWERS THE UNDERSIGNED WOULD HAVE IF PERSONALLY PRESENT. WITHOUT LIMITING THE GENERAL AUTHORIZATION HEREBY GIVEN, SAID PROXIES ARE, AND EACH OF THEM IS, INSTRUCTED TO VOTE OR ACT AS FOLLOWS ON THE PROPOSALS SET FORTH IN SAID PROXY.

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

ELECTION OF DIRECTORS (OR IF ANY NOMINEE IS NOT AVAILABLE FOR ELECTION, SUCH SUBSTITUTE AS THE BOARD OF DIRECTORS MAY DESIGNATE)

NOMINEES:   JOHN D. LEFLER, ROBERT W. ACKERMAN, DALE S. OKONOW, STEVEN E. KAROL,
            WILLIAM S. KAROL, HOWARD H. STEVENSON, ROBERT M. WADSWORTH, AND
            ALEXANDER S. MCGRATH

                  [X]  PLEASE MARK VOTES AS IN THIS EXAMPLE.


The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.  Election of Directors (See reverse).  FOR         WITHHELD
                                             -------          -------

                                                  For all nominees except as
                                          ------- noted above.

2. Proposal to Ratify the Appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 31, 1998.


                 FOR             AGAINST             ABSTAIN
         --------        --------            --------

                        Please sign exactly as name(s) appears
                        hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                        Signature:                   Date
                                  -------------------    ----------------

                        Signature:                   Date
                                  -------------------    ----------------